Exhibit 99.2

CFO CERTIFICATION OF ANNUAL REPORT

I, W. Kim Foster, Senior Vice President and Chief Financial Officer of FMC (“the Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, based on my knowledge that:

(1)	the Annual Report on Form 11-K of the Company for the year ended December 31, 2002 (the “Report”) fully complies with requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and

(2)	the information contained in the Report fairly presents, in all material respects, the net asset available for plan benefits and the changes in net assets available for benefits of the FMC Corporation Savings and Investment Plan.

Date: June 30, 2003

/s/ W. Kim Foster

W. Kim Foster Senior Vice President and Chief Financial Officer and Member, Pension Investment Committee